As filed with the Securities and Exchange Commission on August 4, 2003
                                                  Registration No. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE FIRST AMERICAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        California                     6361                    95-1068610
     (State or Other             (Primary Standard          (I.R.S. Employer
     Jurisdiction of         Industrial Classification       Identification
     Incorporation or              Code Number)                  Number)
      Organization)

                             1 First American Way
                        Santa Ana, California 92707-5913
                                 (714) 800-3000
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

          Mark R Arnesen, Esq.                            With copy to:
                Secretary                               Neil W. Rust, Esq.
     The First American Corporation                      White & Case LLP
          1 First American Way                        633 West Fifth Street
    Santa Ana, California 92707-5913              Los Angeles, California 90071
             (714) 800-3000                               (213) 620-7700
 (Address, Including Zip Code, and Telephone Number,
     Including Area Code, of Agent For Service)

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/ ________.

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/ ________.

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/ ________.

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
 Title Of Each Class Of          Amount                 Proposed           Proposed Maximum           Amount of
    Securities To Be              To Be             Maximum Offering           Aggregate            Registration
       Registered            Registered (2)       Price Per Share (3)     Offering Price (3)           Fee (4)
----------------------------------------------------------------------------------------------------------------------
Common shares,
   $1.00 par value(1)        500,000 shares              $24.16               $12,080,000              $977.28
======================================================================================================================

(1) The common shares being registered hereunder include the associated rights to purchase First American's Series A Junior Participating Preferred Shares. Such rights initially are attached to and trade with the common shares being registered hereunder.

(2) Pursuant to Rule 416 under the Securities Act, this Registration Statement shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of First American's outstanding common shares under the The First American Corporation 2003 Title Agent Stock Purchase Plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The price and fee are computed based upon the average of the high and low prices of First American's common shares on July 31, 2003, as reported on The New York Stock Exchange.

(4) Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.00008090 and the proposed maximum aggregate offering price.

================================================================================
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

  PROSPECTUS



                    [LOGO OF THE FIRST AMERICAN CORPORATION]



                         THE FIRST AMERICAN CORPORATION


                              500,000 Common Shares


     We are offering up to 500,000 of our common shares, par value $1.00 per share, for purchase by eligible independent title agents under The First American Corporation 2003 Title Agent Stock Purchase Plan.

     Our common shares are traded on The New York Stock Exchange under the trading symbol "FAF."

     Common shares acquired on the open market and offered through this prospectus will be sold at the price paid when acquired. If we issue common shares for purchase under this prospectus, such shares will be offered at the closing price of our common shares on the trading day before the date they are offered for purchase hereunder.

     On July 31, 2003, the closing price of our common shares on The New York Stock Exchange was $24.16.

     The address and telephone number of our principal offices are: 1 First American Way, Santa Ana, California 92707-5913, (714) 800-3000.

     We will not use an underwriter in this offering. Pacific American Securities, LLC has agreed to act as the purchase plan agent to help administer the purchase plan and make purchases and sales of our common shares for you in accordance with the purchase plan. First American indirectly owns 38.14% of the membership interests of Pacific American Securities, LLC. Please read this prospectus carefully and keep it and all account statements for future reference. If you have any questions about the purchase plan, please call Pacific American Securities, LLC, the purchase plan agent, toll-free at 1-866-670-9436. Messages may be left at this toll-free number. Customer service representatives are available between the hours of 8:30 A.M. and 5:00 P.M. Eastern Standard Time, Monday through Friday.


        -----------------------------------------------------------------

                   An investment in our company involves risk.
        You should read carefully the "Risk Factors" beginning on page 3 before deciding whether to participate in the purchase plan.

        -----------------------------------------------------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  This prospectus is dated [__________], 2003.

(inside front cover)


     In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it.

     This prospectus is not an offer to sell securities and is not soliciting an offer to buy securities in any state or jurisdiction where the offer or sale of securities is not permitted. To the extent required by applicable law in certain jurisdictions, shares offered by this prospectus and The First American
Corporation 2003 Title Agent Stock Purchase Plan are offered only through a registered broker-dealer in those jurisdictions.

     You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on which it is released by First American.


               --------------------------------------------------

                                TABLE OF CONTENTS
                                                                         Page

  Prospectus Summary.......................................................1
  Risk Factors.............................................................3
  Description of the Purchase Plan.........................................5
  Use Of Proceeds..........................................................9
  Description of First American Common Shares..............................9
  Where You Can Find More Information.....................................11
  Documents Incorporated by Reference.....................................11
  Special Note of Caution Regarding
     Forward-Looking Statements...........................................12
  Legal Matters...........................................................12
  Experts.................................................................13



               --------------------------------------------------

     This prospectus incorporates important business and financial information about First American that is not included in or delivered with this document. This means that we may satisfy our disclosure obligations to you by referring you to one or more documents separately filed with the SEC. See "Documents Incorporated By Reference" on page 11 for a list of documents that we have incorporated by reference into this prospectus. This information is available to shareholders and prospective investors without charge upon written or oral request to:

                         The First American Corporation
                                 Mark R Arnesen
                              1 First American Way
                        Santa Ana, California 92707-5913
                                 (714) 800-3000

     To obtain timely delivery, you must request the information at least five business days before the date on which you must make a decision on whether to invest in our company.

                                      (i)

                               PROSPECTUS SUMMARY

Summary of the purchase plan

     The First American Corporation 2003 Title Agent Stock Purchase Plan gives certain independent agents who sell our title insurance products a convenient way to invest in our company. If eligible, you may designate 5% or 10% of your earned insurance premiums for purchase of our common shares. Designated funds will be transferred to a purchase plan agent to purchase shares for you from time to time on regularly scheduled dates. All premium deductions and share purchases will be made for you automatically in accordance with the purchase plan.

     We hope that participation in the purchase plan will both promote our growth and profitability and help align our independent agents' interests more closely with our own. The committee responsible for administering the purchase plan will directly, or indirectly through authorized employees of First American or its affiliates, invite independent agents to participate in the purchase plan.

     If invited to participate in the purchase plan, you may enroll in the purchase plan by filling out, signing and returning an enrollment form. After you enroll, we will make a notation to such effect in our general corporate records and will earmark a specified percentage of your earned remitted title insurance premiums to be used to purchase our shares on your behalf. Earmarked funds will be transferred by us to the purchase plan agent following the close of our books at each calendar month end. The purchase plan agent will purchase shares on your behalf, and on behalf of all other participating agents, on the business day following its receipt of funds from us (or as soon as practicable thereafter).

     We have appointed Pacific American Securities, LLC as the independent purchase plan agent. First American indirectly owns 38.14% of the membership interests of Pacific American Securities, LLC. The purchase plan agent will purchase and hold your shares in a personal investment account established for you until you decide to dispose of them. Shares will be held in "street name" which means that the purchase plan agent will be recorded on the books of our transfer agent as the owner of your shares, but you will retain all of the rights and benefits of ownership, including receipt of dividends, if any, for your account and voting rights. You will receive periodic statements describing all transactions credited to your investment account.

     Participation in the purchase plan is entirely voluntary and we give no advice regarding your decision to join the purchase plan. If you have questions about the purchase plan, please contact the purchase plan agent at:

                         Pacific American Securities LLC
                          One Monarch Place, Suite 1120
                           Springfield, MA 01140-1120
                Attention: Gerald P. Ciejka and Michael J. Supple
                          Telephone No: 1-866-670-9436

         Before making a decision about participating in the purchase plan and investing in our common shares, you should read this entire prospectus, the purchase plan and the other materials delivered with this prospectus, including the information incorporated by reference. Please read "Where You Can Find More Information" on page 10 for instructions on how to obtain these materials. If you do decide to invest, please keep this prospectus and the materials delivered with it as part of your permanent investment records because they contain important information about the purchase plan, our company and our common shares.

Our Company

     We are a leading provider of business information, providing products and services in connection with the major economic events in a consumer's life. We provide information and related services in connection with:

     o   Getting a job                        o  Securing a mortgage
     o   Renting an apartment                 o  Opening or buying a business
     o   Buying a car                         o  Planning for retirement
     o   Buying a house, boat or airplane

     For financial reporting purposes, we have seven business segments that fall within two primary business groups: financial services and information technology.

     The financial services group includes:

     o The title insurance segment, which issues residential and commercial title insurance policies, provides escrow services, equity loan services, tax-deferred exchanges and other related products.

     o The specialty insurance segment, which issues property and casualty insurance policies and provides home warranties.

     o The trust and other services segment, which provides trust, thrift and investment advisory services.

     The information technology group includes:

     o The mortgage information segment, which provides real estate tax monitoring, flood zone determination, default management services and systems, mortgage loan servicing systems, mortgage and closing document preparation and other real estate related services.

     o The property information segment, which provides property characteristics database services, title information delivery systems, property records imaging services and real estate valuation services.

     o The credit information segment, which provides mortgage credit reporting, consumer credit reporting and specialized credit reporting services, sub-prime credit information database services and other credit related services.

     o The screening information segment, which comprises First Advantage Corporation, a Nasdaq-listed company, provides drug testing and other occupational health services, pre-employment screening, tenant screening, motor vehicle reports and consumer location services.

     Our principal executive office is located at 1 First American Way, Santa Ana, California 92707-5913, and our telephone number is (714) 800-3000.

                                  RISK FACTORS

     You should consider carefully the following risk factors, as well as the other information contained elsewhere in this prospectus and the information incorporated by reference before deciding to purchase any of our common shares.

Risks related to our business

     Our revenues may decline during periods when the demand for our products decreases

     Our revenues decrease as the number of real estate transactions in which our products are purchased decreases. We have found that the number of real estate transactions in which our products are purchased decreases in the following situations:

            o        When mortgage rates are high;

            o        When the mortgage fund supply is limited; and

            o        When the United States economy is weak.

     We believe that this trend will recur from time to time.

     Changes in government regulation could prohibit or limit our operations

     Our title insurance, property and casualty insurance, home warranty, thrift, trust and investment businesses are regulated by various federal, state and local governmental agencies. Many of our other businesses operate within statutory guidelines. Changes in the applicable regulatory environment or statutory guidelines could prohibit or restrict our existing or future operations. Such restrictions may restrict our ability to implement rate increases, acquire assets or businesses or otherwise have a negative impact on our ability to increase our operating results. Such regulation may adversely affect our financial performance.

Risks related to our company


     As a holding company, we depend on distributions from our subsidiaries, and if distributions from our subsidiaries are materially impaired, our ability to declare and pay dividends may be adversely affected

     First American is a holding company whose primary assets are the securities of its operating subsidiaries. Our ability to pay dividends is dependent on the ability of our subsidiaries to pay dividends or repay funds to us. If our operating subsidiaries are not able to pay dividends or repay funds to us, we may not be able to declare and pay dividends to you. Moreover, pursuant to insurance and other regulations under which our insurance subsidiaries operate, the amount of dividends, loans and advances available to us is limited. Under such regulations, the maximum amount of dividends, loans and advances available to us from our insurance subsidiaries in 2003 is $210.8 million.

     Our earnings may be reduced if acquisition projections are inaccurate

     Our earnings have improved since 1991 in large part because of our acquisition and integration of non-title insurance businesses. These businesses generally have higher margins than our title insurance businesses. For example, pretax margins for our title insurance and services segment averaged 8.5% in 2002, while pretax margins for the segments in our information technology group in the same year averaged 23.9%. The success or failure of acquisitions in this group has depended in large measure upon the accuracy of our projections. These projections are not always accurate. Inaccurate projections have historically led to lower-than-expected earnings.

     Certain provisions of our charter and rights plan may make a takeover of our company difficult even if such takeover could be beneficial to some of our shareholders

     Our restated articles of incorporation authorize the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board is empowered, without further shareholder action, to issue shares or series of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights, including the ability to receive dividends, of our common shareholders. The issuance of such preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. In conjunction with the rights plan discussed below, we have authorized the issuance of our Series A Junior Participating Preferred Shares. Although we have no present intention of issuing any additional shares or series of preferred stock, we cannot guarantee that we will not make such an issuance in the future.

     We have adopted a rights plan which could, alone or in combination with our restated articles of incorporation, discourage transactions involving actual or potential changes of control, including transactions that otherwise could involve payment of a premium over prevailing market prices to our shareholders for their common shares.

Risks related to this offering


     The price of our common shares may fluctuate between the date you contribute funds for use in the purchase plan and the date shares are actually purchased for you

     If you decide to participate in the purchase plan, we will make automatic deductions from your earned premiums. The deductions will be held for you until used to make purchases on pre-defined share purchase dates. Share purchase dates will occur on the last business day (or as soon as practicable thereafter) of share purchase periods established by the purchase plan administrator which last between one and three months each. Therefore, a number of months may elapse between the date funds are set aside and the date shares are actually purchased. There can be no assurance that the price per share on the date of purchase will be at or lower than the price per share on the date funds are deducted.

     Your funds will be deposited in our general corporate accounts until used to purchase your shares; if we declare bankruptcy or become insolvent in the interim, you will be treated as an unsecured creditor with respect to those funds

     Between the time funds are deducted and the time shares are purchased for you, your funds will be placed in our general corporate accounts. Funds in our general accounts may be legally treated as ours until used to purchase your shares on a pre-determined date. Share purchase dates occur on the last business day (or as soon as practicable thereafter) of share purchase periods set by the purchase plan administrator which last between one and three months each. If, during the interim period between the date funds are deducted and the date shares are purchased, we enter into bankruptcy or become insolvent, the funds earmarked to purchase shares for your account would be treated as assets of our company that are subject to the claims of all unsecured creditors. There can be no assurance that you, as an unsecured creditor, would be able to withdraw any or all of the funds credited to you if such an event were to occur.

     The plan administrator may change or terminate the purchase plan at any time

     The terms of the purchase plan permit us to amend, alter, suspend or terminate the purchase plan at any time. Your consent is required for any amendment, alteration or suspension that has a material adverse effect on shares already purchased for you under the purchase plan or amounts previously earmarked to purchase shares for your account. Your consent is not required for any other amendment, alteration or suspension, or to terminate the purchase plan. Amendments may include a change in how fees and expenses are calculated and paid, the payment of fees and expenses on purchases by us, the number of shares you may purchase, the amount you may have deducted from remitted premiums, adding restrictions on transfer of shares, or other changes. There can be no assurance that the purchase plan will not be terminated at any time, or that it will continue as currently in effect.

                        DESCRIPTION OF THE PURCHASE PLAN

     The following is a description of the purchase plan in question and answer format. This description is not meant to be comprehensive and is qualified in its entirety by reference to the complete text of the purchase plan, which is incorporated in this prospectus by reference. You should read the purchase plan to learn more about its specific terms. A copy of the purchase plan is being provided to you with this prospectus.

What is The First American Corporation 2003 Title Agent Stock Purchase Plan?

     The purchase plan allows eligible independent agents to use a portion of the premiums earned from sales of our title insurance products to purchase our common shares. We will offer up to 500,000 of our common shares to participating title agents under the purchase plan. You may not purchase any security other than common shares of The First American Corporation under the purchase plan.

How much of earned premiums can be used to purchase First American common shares?

     If invited to participate in the purchase plan, you may designate that either none, 5% or 10% of your earned premiums be applied to purchase our common shares under the purchase plan.

How is the purchase plan administered?

     The terms of the purchase plan are set forth in The First American Corporation 2003 Title Agent Stock Purchase Plan that was adopted by our board of directors on May 8, 2003. Our board of directors may establish a committee to administer the plan, the members of which shall serve at the pleasure of the full board. If no committee is impaneled, the full board will oversee the purchase plan. Our Chairman, President and Chief Executive Officer will make up the initial committee administering the plan. The plan administrator is responsible for all aspects of the purchase plan, including establishing the criteria for inviting title agents to join, if any, and choosing and replacing the purchase plan agent. The plan administrator has full and final authority to administer the purchase plan, and all decisions by the plan administrator with respect to the purchase plan are final.

     The plan administrator has chosen Pacific American Securities, LLC as the initial purchase plan agent. First American indirectly owns 38.14% of the membership interests of Pacific American Securities, LLC. The plan administrator may replace the purchase plan agent at any time with or without cause. The purchase plan agent will execute trades of your shares, hold your shares for you in an individual investment account, and provide you with periodic reports on the status of your account. The initial purchase plan agent may be contacted at:

                        Pacific American Securities, LLC
                          One Monarch Place, Suite 1120
                           Springfield, MA 01140-1120
                Attention: Gerald P. Ciejka and Michael J. Supple
                           Registered Representatives
                          Telephone No: 1-866-670-9436


Am I eligible to participate in the purchase plan?

     The plan administrator will establish the criteria for inviting independent title agents to join. The purchase plan may not be available in certain states. Please contact the purchase plan agent for further details on the availability of the purchase plan to you.

How do I enroll?

     If you are invited to join, you can enroll by simply completing the enrollment form enclosed with this prospectus and mailing it, together with the other documents described in the enrollment form, to the address provided. You must specify the percentage (5% or 10%) of remitted premiums you want deducted and earmarked for purchases and the date you would like to start making deductions.

How are my shares purchased and held?

     The purchase plan agent will make purchases for you. When you enroll in the purchase plan, we will make a notation to such effect within our books and records. When you remit your earned title insurance premiums to us, we will earmark the percentage of such earned remitted title insurance premiums that you specify is to be allocated to the purchase of our shares and, after the close of our books at each month end, we will transfer such earmarked amount, together with the earmarked amounts of all other participating agents, to the purchase plan agent to purchase shares on your behalf and on behalf of all other participating agents. You are limited in the number of shares you may purchase to either 5% or 10% of your earned remitted title insurance premiums. The purchase plan agent will purchase shares on behalf of participating agents on the business day following the day on which we transfer earmarked funds to the purchase plan agent for such purpose. The plan administrator may increase or decrease the amount you are permitted to contribute at any time.

     Shares purchased on your behalf will be credited to your personal investment account established for you by the purchase plan agent. Shares purchased on your behalf will be held by the purchase plan agent in book-entry form, which means the purchase plan agent will be listed as the holder of the shares on our transfer agent's ledger, and you will receive periodic account statements instead of receiving stock certificates. You will be the beneficial owner of the shares entitled to all of the rights and preferences of our shareholders. You may request stock certificates for shares held by the purchase plan agent in your investment account at any time, subject to certain restrictions. See "How do I withdraw shares from my account?"

     You may only purchase First American common shares under the purchase plan. Only a specified percentage of your remitted premiums may be used for purchases, so you may not contribute additional cash to purchase shares.

What is the price I will pay for shares?

     The price per share will depend on whether your shares are purchased directly from First American or on the open market. All purchases of our common shares acquired on the open market will be made at the price paid to acquire the shares, not counting any broker fees or commissions. Since the purchase plan agent aggregates purchases for all participating title agents on a single purchase date, the actual share price you pay for any purchase will be the average price paid for all shares purchased by the purchase plan agent on that date. If the purchase is made directly from First American, the price will be the last sale price reported on The New York Stock Exchange on the business day immediately before the purchase date. The plan administrator will determine whether purchases are to be made in the open market or from First American directly.

Will I have to pay any fees when I buy or sell shares?

     First American and its affiliates will pay all expenses and commissions in connection with your purchase of shares as well as all expenses and commissions associated with the reinvestment of dividends received in respect of such shares. You will be responsible for commissions and other expenses associated with selling any of your shares held in your investment account.

Where will share certificates be kept?

     All shares purchased for you by the purchase plan agent will be credited to your investment account in book-entry form. You will be entitled to all of the rights and benefits associated with your shares at all times. You may request issuance of a share certificate from the purchase plan agent at any time, subject to certain restrictions. See "How do I withdraw shares from my account?"

How do I keep track of transactions for my account?

     The purchase plan agent will mail you periodic statements showing the number of shares credited to your investment account and all transactions for the applicable period.

What happens if dividends are paid?

     All cash dividends paid (if any) in respect of shares held in your investment account will be credited to your investment account and used to purchase additional First American common shares for you. All stock dividends paid (if any) in respect of shares held in your investment account will be credited to your investment account.

How do I vote the shares held in my account?

     For any shareholder meeting, you will receive a proxy that covers all of the shares credited to you in your investment account. The proxy allows you to indicate how you want your shares to be voted, and your shares will be voted as indicated. To the extent the purchase plan agent does not receive instructions with respect to the voting of any shares held in your investment account, such shares shall, to the extent permitted by applicable law and the rules of The New York Stock Exchange, be voted in the same proportion as the shares as to which the purchase plan agent has received instructions. If the purchase plan agent receives no instructions in respect of any shares held in any investment account, the purchase plan agent may, to the extent permitted by applicable law and the rules of The New York Stock Exchange, vote your shares at its discretion. In the event applicable law and/or the rules of The New York Stock Exchange do not permit the purchase plan agent to vote shares held in an investment account for which the purchase plan agent has not received instructions, such shares shall not be voted by the purchase plan agent.

How do I sell or transfer my shares to another person?

     You may either withdraw shares from your account and transfer those shares yourself or through a broker (see "How do I withdraw shares from my account" below) or you may instruct the purchase plan agent to sell or transfer any or all of the shares, but not fractional shares, credited to your investment account by complying with the purchase plan agent's transfer procedures in effect from time to time. If you choose to hold shares jointly on your enrollment form, such as with a spouse, all owners must authorize the sale or transfer. The selling price will not be known until the sale is executed. Proceeds of the sale, less the purchase plan agent's customary commission and expenses, stamp taxes and other governmental charges, will be mailed to you at the address listed in your request by first class mail within a few days after the sale.

How do I withdraw shares from my account?

     You may request that the purchase plan agent issue a certificate or certificates for some or all of the shares credited to your investment account. To withdraw shares, you must comply with the purchase plan agent's withdrawal procedures in effect from time to time. The purchase plan agent will issue the number of shares and certificates requested by you to the address designated by you by first class mail, generally within a few days after receipt of your request. No fractional shares will be issued. As a condition of withdrawal, you will be required to pay any stamp taxes or other governmental charges imposed as a result of such withdrawal; all other costs associated with your withdrawal of certificates will be paid by First American and its affiliates.

How do I voluntarily withdraw from the purchase plan?

     You may end your participation in the purchase plan in whole, but not in part, at any time by giving the purchase plan agent written notice that you wish to do so. If the purchase plan agent receives your notice at least five business days prior to the last business day of a calendar month, that portion, if any, of your earned remitted title insurance premiums that have been earmarked to purchase shares on your behalf will be refunded to you within five business days and no further deductions will be made from your remitted premiums. If your notice to withdraw is received by the purchase plan agent less than five business days prior to the last business day of a calendar month, we will stop earmarking funds to purchase shares on your behalf, but funds that have already been so earmarked will be used to make purchases on the next share purchase date. Following termination of your participation in the purchase plan, the purchase plan agent will mail a share certificate to you representing the number of whole shares in your investment account and, if you have a fractional share credited to your investment account on the withdrawal date, a check in an amount equal to the product of the fair market value of one common share on the withdrawal date and such fraction. If you withdraw from the purchase plan, you will be responsible for all stamp taxes and other governmental charges, if any, resulting from your withdrawal. The purchase plan agent shall be entitled to withhold the amount of all such stamp charges and other governmental charges from amounts to be mailed to you so long as the purchase plan agent applies such withheld amounts to the payment of such stamp charges and other governmental charges.

Can I be forced to withdraw from the purchase plan?

     In the event of your retirement, death or other termination of your status as an agent of the company or any of its affiliates, or in the event that you otherwise cease to be an eligible agent, you will be deemed to have withdrawn from the purchase plan. You will also be deemed to have withdrawn from the purchase plan if the purchase plan is terminated in accordance with its terms or if any judgment, attachment, lien, encumbrance, mortgage, pledge, hypothecation or court order affecting your earmarked funds or your investment account is filed against or levied upon us, any of our affiliates or the purchase plan agent. If any such deemed withdrawal occurs at least five business days prior to the last business day of a calendar month, that portion, if any, of your earned remitted title insurance premiums that has been earmarked to purchase shares on your behalf will be refunded to you within five business days, and no further deductions will be made from your remitted premiums. If any such deemed withdrawal occurs less than five business days prior to the last business day of a calendar month, we will stop making deductions, but that portion, if any, of your earned remitted title insurance premiums that has been earmarked to purchase shares on your behalf will be used to make purchases on the next share purchase date. Following your deemed withdrawal from the purchase plan, the purchase plan agent will mail a share certificate to you representing the number of whole shares in your investment account and, if you have a fractional share credited to your investment account on the withdrawal date, a check in an amount equal to the product of the fair market value of one common share on the withdrawal date and such fraction. You will be responsible for all stamp taxes and other governmental charges, if any, resulting from your deemed withdrawal from the purchase plan. The purchase plan agent shall be entitled to withhold the amount of all such stamp charges and other governmental charges from amounts to be mailed to you so long as the purchase plan agent applies such withheld amounts to the payment of such stamp charges and other governmental charges. In the event of your death, payments and share certificates will be mailed to your designated beneficiary under the purchase plan (or, if no person has been designated as a beneficiary under the purchase plan, then to your estate).

What responsibilities do the purchase plan agent have under the purchase plan?

     By participating in the purchase plan, you agree that the purchase plan agent will not be liable for any act performed in good faith or for any good faith omission to act. This means, among other things, that the purchase plan agent will not be liable, absent gross negligence or willful misconduct, for any claim arising out of its failure to terminate your investment account, sell common shares in the purchase plan or make investments for you under the purchase plan without receipt of the proper paperwork or the timing of purchases and sales made on your behalf and the prices paid or received.

What responsibilities does The First American Corporation and its affiliates have under the purchase plan?

     By participating in the purchase plan, you agree that neither our company nor any of our subsidiaries or affiliates will be liable for any act performed in good faith, for any good faith omission to act or for any act of the purchase plan agent. This means, among other things, that neither our company nor any of our subsidiaries or affiliates will be liable for any claim arising out of the purchase plan agent's failure to terminate your investment account, sell common shares in the purchase plan or make investments for you under the purchase plan without receipt of the proper paperwork or the timing of purchases and sales made on your behalf and the prices paid or received.

Can the purchase plan be changed?

     The plan administrator may change the terms of the purchase plan or suspend the operation of the purchase plan at any time without your approval. However, your approval is required for any change or suspension which affects then existing funds that have been earmarked to purchase shares on your behalf or common shares purchased by you before the effective date of the change or suspension.

     The plan administrator may also terminate the purchase plan at any time without your approval. You have the option to apply amounts that have been earmarked at the time of termination to purchase shares on your behalf toward the purchase of First American common shares under a successor plan (if any) or have the amounts refunded. If no choice is made, we will refund such amounts to you.

What federal income tax consequences will result from my participation in the purchase plan?

     The total amount of dividends paid on your shares, if any, will be reported to the Internal Revenue Service shortly after the close of each year in which dividends are paid. You will generally realize gain (or loss) upon the receipt of cash for fractional shares held in your investment account. You will also realize gain (or loss) when your shares are sold. The amount of gain (or loss) will be the difference between the amount that you receive for the common shares sold and your tax basis in the common shares (generally, the amount you paid for the shares).

     As required by law, all common shares sold through the purchase plan agent will be reported to the IRS and you should report any gain (or loss) on your income tax returns for the appropriate year. We may withhold from your sale proceeds any amount required to pay taxes with respect to your common shares. Be sure to keep your account statements with your permanent records for tax purposes.

     TAX MATTERS ARE COMPLICATED. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR IF YOU HAVE ANY QUESTIONS ABOUT THE TAX BASIS OF ANY TRANSACTION, OR ANY OTHER TAX-RELATED ISSUE.

What else should I know about the purchase plan?

     You should note the following additional matters with respect to the purchase plan:

     o    The purchase plan will automatically terminate on May 8, 2013;

     o If we declare any stock dividend or stock split, the number of shares available for issuance under the purchase plan will be increased accordingly;

     o We are not obligated to sell or deliver any shares in connection with the purchase plan if to do so would violate applicable securities laws; and

     o    The purchase plan is governed by California law.

                                 USE OF PROCEEDS

     We do not know the number of our common shares that will ultimately be purchased through the purchase plan, the extent to which shares will be purchased directly from us rather than in the open market, or the prices at which the common shares will be purchased. The net proceeds from purchases directly from us, if any, under the purchase plan will be used for general corporate purposes.

                   DESCRIPTION OF FIRST AMERICAN COMMON SHARES

     The authorized capital stock of First American currently consists of 180,000,000 common shares and 500,000 preferred shares, each class of shares having a $1.00 par value. Of the preferred shares, 1,000 shares have been designated Series A Junior Participating Preferred Shares. Each share of First American's common stock has the same relative rights and is identical in all respects with every other share of common stock.

Voting rights

     Each shareholder is entitled to one vote for each common share held. Each Series A Junior Participating Preferred Share would entitle its holder to 100,000 votes on all matters submitted to a vote of our shareholders. Shareholders are entitled to vote on all matters requiring shareholder approval under California law and our restated articles of incorporation and bylaws, including the election of members of the board of directors. At each annual meeting of our shareholders, the entire board of directors is put up for election by the shareholders.

     Shareholders may "cumulate" their votes in elections for directors, which means that each shareholder has a number of votes equal to the number of shares owned, multiplied by the number of directors to be elected (currently 13), and the shareholder may cumulate such votes for a single candidate, or distribute such votes among as many candidates as he or she deems appropriate.

Dividends

     We pay dividends out of statutory surplus or from net profits if, as and when declared by our board of directors. If we issue preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

Liquidation

     If we are liquidated or dissolved, shareholders of common stock are entitled to receive all of our assets that remain after our debts and liabilities are paid. If we issue preferred stock, the holders of our preferred stock may have a priority over the holders of common stock in the event of our liquidation or dissolution. As of the date of this prospectus, we have not issued any preferred stock.

Preemptive rights; redemption; nonassessability

     Our common stock has no preemptive rights. This means that our shareholders do not have a right to buy their proportional share of any additional shares we issue. There are no provisions for redemption, conversion rights, sinking funds, or liability for further calls or assessments on our common shares. This means that we cannot ask you for more money for your shares, we cannot force you to sell your shares back to us (absent a separate agreement to do so) and your shares cannot be exchanged for a different security. It also means that we do not set aside any money to buy your shares from you.

Amendments to articles of incorporation or bylaws

     Our amended and restated articles of incorporation do not specify the approvals necessary to adopt amendments to the articles. Therefore, under the California Corporations Code, except for certain amendments as prescribed therein for which the approval of the board of directors alone is required, any amendment to our amended and restated articles of incorporation must be approved by the holders of a majority of the outstanding shares of our common stock.

Rights to purchase preferred stock

     Each of our common shares has attached to it a right which, subject to the terms and conditions of the Rights Agreement between First American and Wilmington Trust Company, dated October 23, 1997, entitles the holder to purchase a fraction of a Series A Junior Participating Preferred Share upon the occurrence of certain change of control events which are defined in the Rights Agreement. As of the date of this prospectus, such rights are not exercisable. See Description of the Stock and the description of Rights to Purchase Series A Junior Participating Preferred Shares contained in First American's Registration Statement on Form 8-A, dated November 7, 1997, which is incorporated by reference herein.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf registration process, we may sell up to a total 500,000 of our common shares from time to time. This prospectus provides only a general description of the purchase plan. It is important for you to analyze the information in this prospectus, the purchase plan and the additional information described under the heading "Documents Incorporated By Reference" below before you make a decision about investing in our common shares through the purchase plan.

     We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC at:

   450 Fifth Street, N.W.   Seven World Trade Center     Citicorp Center
   Washington, D.C. 20549   13th Floor, Suite 1300       500 West Madison Street
                            New York, New York 10048     14th Floor, Suite 1400
                                                         Chicago, Illinois 60661

     You may also call the SEC at (800) 432-0330 for more information on the public reference rooms. Our filings are also available to the public on the Internet through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at www.sec.gov.

     This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information included in the registration statement. The registration statement includes additional information, exhibits and schedules that you may find important, including a full version of the purchase plan. You should read the additional information, exhibits and schedules for a more complete understanding of the document or matter involved. The registration statement may be obtained in any manner listed above.


                       DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" certain information in documents we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below, which we have previously filed with the SEC. These documents contain important business and financial information about our company, including information concerning its financial performance. We incorporate by reference all of the following documents:

     o Our annual report on Form 10-K for the fiscal year ended December 31, 2002;

     o Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2003;

     o    Our current report on Form 8-K filed February 12, 2003;

     o The description of our common shares, $1.00 par value, contained in our registration statement on Form 8-A, dated November 19, 1993, which registers the shares under Section 12(b) of the Exchange Act; and

     o The description of Rights to Purchase Series A Junior Participating Preferred Shares, which may be transferred with First American's common shares, contained in its Registration Statement on Form 8-A, dated November 7, 1997, which registers the rights under Section 12(b) of the Exchange Act.

     We also incorporate into this prospectus all of our filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of securities made by this prospectus. However, any documents or portions thereof or exhibits thereto that we furnish to, but do not file with, the SEC shall not be incorporated or deemed to be incorporated by reference in this prospectus. Information in this prospectus, any prospectus supplement and incorporated by reference is only current as of the date it is made. Information in documents that we subsequently file with the SEC will automatically update and supersede any previously disclosed information.

     You may obtain a copy of these filings at no cost by writing to us at The First American Corporation, 1 First American Way, Santa Ana, California 92707-5913, Attention: Mark R Arnesen, or by telephoning us at (714) 800-3000.

         SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are based on our management's estimates and assumptions and take into account only the information available at the time the forward-looking statements are made. Although we believe these estimates and assumptions are and will be reasonable, forward-looking statements involve risks, uncertainties and other factors that could cause our actual results to differ materially from those suggested in the forward-looking statements. Forward-looking statements include the information concerning future financial performance, business strategy, projected plans and objectives of First American set forth in this prospectus, including:

     o    Statements about any increase in refinancing activity;

     o    Continued strong relationships with lenders;

     o    The scope of our services; and

     o    Our strategies for future growth.

     The words "anticipates," "estimates," "projects," "forecasts," "goals," "believes," "expects," "intends," and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties. The following are some important factors that could cause actual results to differ materially from those in forward-looking statements:

     o Changes in the real estate market, interest rates or the general economy;

     o Changes in government regulations that are applicable to our regulated businesses;

     o    Our continued ability to identify businesses to be acquired;

     o    Changes in our ability to integrate businesses that we acquire;

     o    An increase in our expenses;

     o    An increase in the loss ratio of our title insurance business; and

     o    Consolidation among First American's competitors or customers.

     Our actual results, performance or achievement could differ materially from those expressed in, or implied by, forward-looking statements and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations and financial condition of First American. The forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

                                  LEGAL MATTERS

     We have been represented by White & Case LLP, 633 West Fifth Street, Los Angeles, California 90071.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference to our annual report on form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  *    *    *

========================================   =====================================

                                                           THE
                                                      FIRST AMERICAN
                                                       CORPORATION


o    We have not  authorized  anyone  to
     give  you  any   information   that
     differs  from  the  information  in
     this prospectus. If you receive any                 500,000
     different  information,  you should              Common Shares
     not rely on it.

o    The  delivery  of  this  prospectus
     shall not, under any circumstances,
     create  an  implication   that  THE                 [LOGO OF
     FIRST   AMERICAN   CORPORATION   is       THE FIRST AMERICAN CORPORATION]
     operating under the same conditions
     that it was operating  under on the
     date  of  this  prospectus.  Do not
     assume    that   the    information
     contained  in  this  prospectus  is
     correct  at any time  past the date
     indicated.

o    This prospectus does not constitute
     an   offer   to   sell,    or   the           --------------------
     solicitation  of an  offer  to buy,                PROSPECTUS
     any   securities   other  than  the
     securities to which it relates.               --------------------

o    This prospectus does not constitute
     an   offer   to   sell,    or   the
     solicitation  of an  offer  to buy,
     the  securities to which it relates
     in any  circumstances in which such
     offer or solicitation is unlawful.



                                                  DATED [_______], 2003





=========================================   ====================================

                                     PART II

                     Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated to be as follows:

Securities and Exchange Commission registration fee.....................$1,000
Printing expenses*.....................................................$20,000
Legal fees and expenses*...............................................$20,000
Accounting fees and expenses*..........................................$20,000
Miscellaneous*..........................................................$2,000
Total*.................................................................$63,000
---------
* Estimated

Item 15.  Indemnification of Directors and Officers.

     Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

     The California indemnification statute set forth in Section 317 of the California Corporations Code (noted above), is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its bylaws or by agreement, to the extent authorized in the corporation's articles.

     The Restated Articles of Incorporation of the Registrant provide that: "The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to the Registrant, or anyone claiming on the Registrant's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Registrant to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

     The bylaws of the Registrant provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Registrant:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Registrant means any person appointed to serve on the Registrant's board of directors either by its shareholders or by the remaining board members.

     Each of the Registrant's 1996 Stock Option Plan, 1997 Directors' Stock Plan, 2003 Title Agent Stock Purchase Plan, 401(k) Savings Plan, Pension Plan, Pension Restoration Plan and Employee Profit Sharing and Stock Ownership Plan (for purposes of this paragraph, each individually, the "Plan") provides that, subject to certain conditions, the Registrant may, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the committee charged with administering the Plan, and any other employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Registrant's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

     The Registrant's Deferred Compensation Plan (for purposes of this paragraph, the "Plan") provides that, "To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law."

     Each of the Registrant's Management Supplemental Benefit Plan and Executive Supplemental Benefit Plan (for purposes of this paragraph, each individually, the "Plan") provides that, subject to certain conditions, the Registrant may, through the purchase of insurance or otherwise, indemnify and hold harmless, to the extent permitted by law, the members of the Board of Directors and any other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under the Plan, provided that such party or parties were not guilty of willful misconduct.

     The Registrant has a policy of liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 16.  Exhibits.

Exhibit
Number                              Description

4.1 Restated Articles of Incorporation of The First American Financial Corporation, dated July 14, 1998 (incorporated by reference from
          Exhibit 3.1 of Amendment No. 1, dated July 28, 1998, to the Corporation's Registration Statement No. 333-53681 on Form S-4).

4.2 Certificate of Amendment of Articles of Incorporation of The First American Financial Corporation, dated April 23, 1999 (incorporated by reference from Exhibit 3 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

4.3 Certificate of Amendment of Articles of Incorporation of The First American Financial Corporation, dated May 11, 2000 (incorporated by reference from Exhibit 3.1 to the Corporation's Current Report on Form 8-K dated June 12, 2000).

4.4 Bylaws of The First American Corporation, as amended (incorporated by reference from Exhibit 3(d) to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).

4.5 Description of capital stock of The First American Corporation in article Sixth of its Restated Articles of Incorporation, as amended (incorporated by reference from Exhibit 3.1 of the Corporation's Current Report on Form 8-K dated June 12, 2000).

4.6 Rights Agreement dated as of October 23, 1997 (incorporated by reference from Exhibit 4 of the Corporation's Registration Statement on Form 8-A dated November 7, 1997).

4.7       The First American Corporation 2003 Title Agent Stock Purchase Plan.

5         Opinion of White & Case LLP.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of White & Case LLP (contained in Exhibit 5).

24        Power of Attorney.

99        Enrollment Form.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

     (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          *         *         *

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on August 4, 2003.

                                   THE FIRST AMERICAN CORPORATION


                                   By:       /s/ Parker S. Kennedy
                                      ------------------------------------------
                                             Parker S. Kennedy
                                                 President
                                        (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



       Date:  August 4, 2003     By:         /s/ Parker S. Kennedy
                                    ------------------------------------------
                                     Parker S. Kennedy, President and Director



       Date:  August 4, 2003     By:         /s/ Thomas A. Klemens
                                    ------------------------------------------
                                       Thomas A. Klemens,  Senior Executive Vice
                                       President, Chief Financial Officer
                                       (Principal Financial Officer)



       Date:  August 4, 2003     By:            /s/ Max Valdes
                                    ------------------------------------------
                                          Max Valdes, Vice President,
                                            Chief Accounting Officer
                                            (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




       Date:   August 4, 2003    By:                    *
                                    -----------------------------------------
                                             Gary J. Beban, Director





       Date:  August 4, 2003    By:                    *
                                    -----------------------------------------
                                            J. David Chatham, Director




       Date:  August 4, 2003    By:                    *
                                    ----------------------------------------
                                            James L. Doti, Director




       Date:  August 4, 2003    By:                    *
                                    ----------------------------------------
                                            Paul B. Fay, Jr., Director




       Date:  August 4, 2003    By:                    *
                                    ----------------------------------------
                                            Frank E. O'Bryan, Director




       Date:  August 4, 2003    By:                    *
                                    ----------------------------------------
                                            Roslyn B. Payne, Director




       Date:  August 4, 2003    By:                    *
                                    ----------------------------------------
                                            D. Van Skilling, Director

       Date:  August 4, 2003    By:                    *
                                    ----------------------------------------
                                            Herbert B. Tasker, Director




       Date:  August 4, 2003    By:                    *
                                    ----------------------------------------
                                            Virginia Ueberroth, Director




             * By: /s/ Parker S. Kennedy
       -------------------------------------------
                    Parker S. Kennedy
                    Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number                              Description

4.1 Restated Articles of Incorporation of The First American Financial Corporation, dated July 14, 1998 (incorporated by reference from
          Exhibit 3.1 of Amendment No. 1, dated July 28, 1998, to the Corporation's Registration Statement No. 333-53681 on Form S-4).

4.2 Certificate of Amendment of Articles of Incorporation of The First American Financial Corporation, dated April 23, 1999 (incorporated by reference from Exhibit 3 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

4.3 Certificate of Amendment of Articles of Incorporation of The First American Financial Corporation, dated May 11, 2000 (incorporated by reference from Exhibit 3.1 to the Corporation's Current Report on Form 8-K dated June 12, 2000).

4.4 Bylaws of The First American Corporation, as amended (incorporated by reference from Exhibit 3(d) to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).

4.5 Description of capital stock of The First American Corporation in article Sixth of its Restated Articles of Incorporation, as amended (incorporated by reference from Exhibit 3.1 of the Corporation's Current Report on Form 8-K dated June 12, 2000).

4.6 Rights Agreement dated as of October 23, 1997 (incorporated by reference from Exhibit 4 of the Corporation's Registration Statement on Form 8-A dated November 7, 1997).

4.7       The First American Corporation 2003 Title Agent Stock Purchase Plan.

5         Opinion of White & Case LLP.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of White & Case LLP (contained in Exhibit 5).

24        Power of Attorney.

99        Enrollment Form.